Filed Pursuant to Rules 424(b)(3)

and 424(c) of Regulation C

Registration No. 333-103278

MISSION COMMUNITY BANCORP

AMENDMENT NO. 1 TO SUPPLEMENT

TO

REOFFER PROSPECTUS DATED DECEMBER 13, 2007

This Amendment No. 1 (this “Amendment”) to Supplement to Reoffer Prospectus dated December 13, 2007 (the “Supplement”) of Mission Community Bancorp (the “Company”) corrects a typographical error appearing in the Supplement’s section entitled “Plan of Distribution.”

The Supplement covered the resale or transfer by Bruce M. Breault (the “Selling Shareholder”), a member of the Company’s Board of Directors, of 819 shares of the Company’s no par value common stock (the “Common Stock”) and erroneously reported that the Company had been notified that the Selling Shareholder will transfer 4,000 shares of the Common Stock to Marsha Breault, an individual.

This Amendment corrects the error and discloses that the Company has been notified that the Selling Shareholder will transfer 819 shares of the Common Stock to Marsha Breault, an individual.

The date of this Amendment No. 1 to Supplement to Reoffer Prospectus is January 16, 2008.